UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 2, 2014

AS SEEN ON TV, INC.
(Exact name of registrant as specified in its charter)
Florida	000-53539	80-0149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14044 Icot Boulevard Clearwater, Florida 33760 (Address of principal executive offices) (Zip Code) (727) 230-1031 Registrant’s telephone number, including area code

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01

Financial Statements and Exhibits.

As previously reported on April 2, 2014, As Seen On TV, Inc. (the “Company”) entered into an Agreement and Plan of Merger with Infusion Brands International, Inc., a Nevada corporation (“IBI”), Infusion Brands, Inc. (“Infusion”), a Nevada corporation and a wholly owned subsidiary of IBI, and ASTV Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of the Company.  All of the closing conditions included in the Merger Agreement were satisfied on April 2, 2014, and the merger closed.  This Current Report on Form 8-K/A includes the audited financial statements of Infusion and the related pro forma financial statements for the Company in accordance with the Current Report on Form 8-K as filed on April 8, 2014.

(a)

Financial statements of businesses acquired.

The audited financial statements of Infusion at December 31, 2013 and 2012 and for the years ended December 31, 2013 and 2012 are filed as Exhibit 99.1 to this report.  Also included herein are the audited financial statements of Ronco Holdings, Inc. at December 31, 2013 and 2012 and for the years ended December 31, 2013 and 2012 are filed as Exhibit 99.2 to this report.

(b)

Pro forma financial information.

The unaudited pro forma financial statements giving effect to the acquisition of Infusion and Ronco Holdings, Inc. are filed as Exhibit 99.3 to this report.

(d)

Exhibits

Exhibit No.	Description

99.1	Audited financial statements of Infusion Brands, Inc. at December 31, 2013 and 2012 and for the years ended December 31, 2013 and 2012
99.2	Audited financial statements of Ronco Holdings, Inc. at December 31, 2013 and 2012 and for the years ended December 31, 2013 and 2012
99.3	Unaudited pro forma financial statements giving effect to the acquisition of Infusion Brands, Inc. and Ronco Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

As Seen On TV, Inc.

By:	/s/ Robert DeCecco
Robert DeCecco
Chief Executive Officer

Date: August 29, 2014

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